Exhibit 10.4

FIRST AMENDMENT

OF

AGREEMENT OF LIMITED PARTNERSHIP

OF GLADSTONE LAND LIMITED PARTNERSHIP

THIS FIRST AMENDMENT OF AGREEMENT OF LIMITED PARTNERSHIP (the “Agreement”), is entered into as of October 20, 2004, by and between GLADSTONE LAND CORPORATION, a Delaware corporation (the “Corporation”), and GLADSTONE LAND PARTNERS, LLC, a Delaware limited liability company (“GLP”).

WHEREAS, the Corporation and GLP are parties to the Agreement of Limited Partnership of Gladstone Commercial Limited Partnership (the “Partnership”) dated December 31, 2003 (the “Partnership Agreement”); and

WHEREAS, at the time of execution of the Partnership Agreement, the Corporation owned a one percent (1%) Percentage Interest as a General Partner in the Partnership (the “General Partnership Interest”) and GLP owned a ninety-nine percent (99%) Percentage Interest as a Limited Partner in the partnership (the “Limited Partnership Interest”); and

WHEREAS, the Corporation and GLP (the “Partners”) have entered into a Partnership Interest Exchange Agreement (the “Exchange Agreement”) dated of even date herewith, pursuant to which the Partners have exchanged the General Partnership Interest for the Limited Partnership Interest; and

WHEREAS, the parties desire to amend the Partnership Agreement to reflect the terms of the Exchange Agreement;

NOW THEREFORE, in consideration of the covenants and obligations contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Partnership Agreement. From and after the date hereof, the Corporation shall be deemed the Original Limited Partner, and GLP shall be deemed the General Partner, for all purposes under the Partnership Agreement. Exhibit A of the Partnership Agreement shall be deleted in its entirety, and Exhibit A hereto shall be inserted in lieu thereof.

2. Miscellaneous Provisions.

2.1 This Agreement shall be construed and performed in accordance with the laws of the State of Delaware, without regard to the conflicts of law therein. The rights and liabilities of the present parties shall bind and inure to their respective heirs, devisees, personal representatives, successors and assigns.

2.2 This Agreement and the exhibits hereto constitute the entire agreement among the parties relating to their subject matter and supersede all prior and contemporaneous agreements and understandings of the parties in connection with such subject matter.

2.3 From and after the date of this Agreement, upon the request of the Corporation or GLP, the other party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Agreement of Limited Partnership as of the day and year first written above.

GLADSTONE LAND CORPORATION a Delaware corporation

By:	/s/ David Gladstone
David Gladstone, Chairman & CEO

GLADSTONE LAND PARTNERS, LLC a Delaware limited liability company

By:	GLADSTONE LAND CORPORATION, its Sole Member-Manager

By:	/s/ David Gladstone
David Gladstone, Chairman & CEO

EXHIBIT A

PARTNERS, CAPITAL CONTRIBUTIONS AND PARTNERSHIP UNITS

As of October 20, 2004

Partners	Cash Contribution	Agreed Value of Property Contribution	Partnership Units	Percentage Interest
GENERAL PARTNER: Gladstone Land Partners, LLC 1616 Anderson Road Suite 208 McLean, Virginia 22102	$1.00	N/A	1 Unit	1.0%

ORIGINAL LIMITED PARTNER: Gladstone Land Corporation 1616 Anderson Road Suite 208 McLean, Virginia 22102	$99.00	N/A	99 Units	99.0%

ADDITIONAL LIMITED PARTNERS: none